UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2010

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

55 Hammarlund Way Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement

           On November 8, 2010, the Board of Directors of Towerstream Corporation (the “Company”) authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The dividend is payable to the Company’s stockholders of record as of the close of business on November 24, 2010 (the “Record Date”). Each Right is issued pursuant to, and will be subject to the terms and conditions of, the Rights Agreement, dated November 9, 2010 (the “Rights Agreement”) between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

Each Right, when exercisable, will entitle the registered holder thereof to purchase from the Company one one-hundredth (1/100th) of a share of Series A Preferred Stock, par value $0.001 per share of the Company (the “Preferred Stock”) at a Purchase Price of $18.00 per one-hundredth (1/100th) of a share of Preferred Stock (the “Purchase Price”), subject to certain adjustments.

The following summary of the principal terms of the Rights Agreement does not purport to the complete and is qualified in its entirety by reference to the complete text of the Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Issuance of Right Certificates

The Rights will initially be represented by the certificate evidencing the Common Stock and will not be exercisable, or transferable apart from the Common Stock, until after the “Distribution Date” which shall be the earlier to occur of:

(i)            the tenth business day after the first date (the “Stock Acquisition Date”) or public announcement that any person, or group of affiliated or associated persons, has become the beneficial owner of 15% or more of the outstanding Common Stock of the Company (any such person or group, an “Acquiring Person”); or

(ii)           the tenth business day, or such later date as determined in the sole discretion of the Board of Directors of the Company, after the public announcement of a tender or exchange offer, the consummation of which would result in the beneficial ownership by an Acquiring Person of 15% or more of the outstanding Common Stock of the Company.

On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares (the “Summary of Rights”) to each record holder of the Company’s Common Stock as of the close of business on the Record Date. With respect to certificates representing shares of the Company’s Common Stock outstanding as of the Record Date and until the Distribution Date, the Right will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto.  Certificates for shares of the Company’s Common Stock which become outstanding after the Record Date but prior to the earliest of (i) the Redemption Date (as defined below), (ii) the Exchange Date (as defined below), or the (iii) the Final Expiration Date (as defined below), shall bear a legend detailing the Right.

As soon as practicable after the Distribution Date, the Company shall distribute a certificate evidencing the Right (the “Right Certificate”) to each record holder of the Company’s Common Stock as of the close of business on the Record Date. The Rights Certificate shall be executed on behalf of the Company and manually countersigned by the Rights Agent. Following the Distribution Date, and prior to the close of business on the earliest of (i) the Redemption Date, (ii) the Exchange Date, or the (iii) the Final Expiration Date, any Right Certificate may be transferred, split up, combined or exchanged for another Right Certificate entitling the registered holder to purchase a like number of one one-hundredths (1/100ths) of a share of Preferred Stock as the Right Certificate surrendered then entitled such holder to purchase.

Exercise of Rights

The registered holder of any Right Certificate may exercise the Rights evidenced thereby, in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate and payment of the Purchase Price, at any time prior to the earliest of (i) November 8, 2020 (the “Final Expiration Date”), the Redemption Date or the Exchange Date.

Adjustment of Purchase Price

The Purchase Price is subject to adjustment from time to time upon the occurrence of certain events such as stock dividends, stock splits and other similar transactions occurring after the date of the Rights Agreement. In addition, in the event that any person becomes an Acquiring Person at a price and on terms that a majority of the Board of Directors of the Company determine to be fair and in the best interest of the Company’s shareholders, each holder of a Right shall thereafter have a right to purchase a number of shares of the Company’s Common Stock equal to the Purchase Price divided by 50% of the then current market price per share of the Company’s Common Stock.

Effect of Consolidation, Merger or Sale or Transfer of Assets or Earning Power of the Company

In the event that the Company is acquired in a merger or other business combination or 50% or more of the Company’s assets, cash flow or earning power are sold, each holder of a Right shall thereafter have a right to purchase a number of shares of the acquiring company equal to the Purchase Price of the Right divided by 50% of the then current market price per share of the acquiring company.

Redemption of Rights

The Board of Directors of the Company may, in its sole discretion, at any time prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person (the “Redemption Date”), redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.001 per Right, as adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement.

Exchange of Rights

 The Board of Directors of the Company may, in its sole discretion, at any time prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person (the “Exchange Date”), exchange all or part of the then outstanding and exercisable Rights at an exchange ratio of one share of Common Stock or one one-hundredth (1/100th) of a share of Preferred Stock, respectively, per Right, as adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement.

Voting or Dividend Rights

Until a Right is exercised, the holder thereof, will have no rights as a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company except as provided in the Rights Agreement.

Amendment

Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

Effect of Rights

The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that holders of the Rights become entitled to exercise their Rights for Common Stock (or common stock of the surviving entity in a merger with the Company), since until that time the Rights may be redeemed by the Board of Directors of the Company at $0.001 per Right.

Item 3.03.            Material Modifications to Rights of Security Holders

See the description in Item 1.01 of this Current Report on Form 8-K for a more complete description of the modifications to the rights of security holders.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 10, 2010, the Company filed a Certificate of Designation or Rights, Preferences and Privileges of Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. See the description in Item 1.01 of this Current Report in Form 8-K for a more complete description of the rights and preferences of the Series A Preferred Stock. A copy of the Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01             Other Events

On November 10, 2010, the Company issued a press release announcing the adoption of the Rights Agreement and declaration of a dividend of the Rights.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock
4.1	Rights Agreement dated as of November 9, 2010
99.1	Press release of Towerstream Corporation dated November 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: November 10, 2010	By:	/s/ Joseph P. Hernon
Name: Joseph P. Hernon
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock
4.1	Rights Agreement dated as of November 9, 2010
99.1	Press release of Towerstream Corporation dated November 10, 2010